EXHIBIT (15)

Letter from Independent Registered Public Accounting Firm Regarding

Unaudited Interim Financial Information

LETTER IN LIEU OF CONSENT FOR REVIEW REPORT

April 21, 2010

To the Board of Directors and Shareholders of

The Boeing Company

Chicago, Illinois

We have reviewed, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of The Boeing Company and subsidiaries for the periods ended March 31, 2010 and 2009, as indicated in our report dated April 21, 2010; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, is incorporated by reference in Registration Statement Nos. 33-25332, 33-31434, 33-43854, 33-58798, 33-52773, 333-03191, 333-16363, 333-26867, 333-32461, 333-32491, 333-32499, 333-32567, 333-35324, 333-41920, 333-47450, 333-54234, 333-73252, 333-107677, 333-140837, 333-156403, 333-160752 and 333-163637 on Form S-8, Post-Effective Amendments to Registration Statement Nos. 333-03191, 333-47450, 333-35324 on Form S-8, and Registration Statement Nos. 333-157790 and 333-163020 on Form S-3.

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/S/ DELOITTE & TOUCHE LLP

Chicago, Illinois

46